UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2014

CTS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1142 West Beardsley Ave. Elkhart, Indiana	46514
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 523-3800

905 West Boulevard North, Elkhart, Indiana

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2014, CTS Corporation (the “Registrant”) and Lawrence Lyng, Vice President of Europe and Asia Sales and Business Development, entered into a Separation Agreement.  The Separation Agreement provided for a transition period beginning September 5, 2014, during which Mr. Lyng ceased performing all active employment duties for the Registrant.  The Registrant and Mr. Lyng further agreed that he would continue to be paid his salary during the transition period, which ended October 17, 2014 (the “Separation Date”).  Mr. Lyng was also entitled to receive all outstanding restricted stock units granted to him under the CTS Corporation 2009 Omnibus Restricted Stock Plan that vested after September 5, 2014 and prior to the Separation Date.  After the Separation Date, Mr. Lyng will be paid twelve weeks of his full salary as severance pay, in accordance with the Registrant’s normal payroll practices.

Under the terms of the Separation Agreement, Mr. Lyng is subject to confidentiality and cooperation provisions customary for agreements of this type. Mr. Lyng also agreed to a general release of claims against the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

	By:	/s/ Robert J. Patton
	Name:	Robert J. Patton
	Title:	Vice President, General
Counsel and Secretary

Date: October 21, 2014